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                                                                    Exhibit 4(l)

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                       SALOMON SMITH BARNEY HOLDINGS INC.

                                       TO

                                 CITIBANK, N.A.
                                           Trustee

                  --------------------------------------------

                          TENTH SUPPLEMENTAL INDENTURE
                          Dated as of November 28, 1997


             Supplemental to Indenture dated as of December 1, 1988


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            This Tenth Supplemental Indenture (the "Supplemental Indenture") is
made and entered into as of November 28, 1997 between Salomon Smith Barney Holdings Inc., a Delaware corporation formerly known as Salomon Inc (the "Company"), and Citibank, N.A., a national banking association (the "Trustee"), as Trustee under the Indenture dated as of December 1, 1988, as amended by the First Supplemental Indenture dated September 7, 1990, the Second Supplemental Indenture thereto dated June 12, 1991, the Third Supplemental Indenture thereto dated July 1, 1992, the Fourth Supplemental Indenture thereto dated October 29, 1992, the Fifth Supplemental Indenture thereto dated December 14, 1993, the Sixth Supplemental Indenture thereto dated December 29, 1994, the Seventh Supplemental Indenture thereto dated February 1, 1996, the Eighth Supplemental Indenture thereto dated May 8, 1996, and the Ninth Supplemental Indenture thereto dated November 20, 1996 between the Company and the Trustee (as amended to the date hereof, the "Indenture").

            WHEREAS, the parties hereto have previously entered into the Indenture to provide for the issuance and sale by the Company from time to time of its Senior Debt Securities (the "Debt Securities"); and

            WHEREAS, Sections 1101 (2) and (11) of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, without the consent of any holder of Debt Securities, (a) to add to the covenants of the Company, for the benefit of all or any series of Debt Securities and the Coupons, if any, pertaining thereto (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series) and (b) to cure any ambiguity, to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions under the Indenture that shall not be inconsistent with any provision of the Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect; and

            WHEREAS, the Company has changed its name from "Salomon Inc" to "Salomon Smith Barney Holdings Inc."; and

            WHEREAS, Smith Barney Inc. is a Subsidiary of the Company, and the Company wishes to amend the definition of "Restricted Subsidiary" to include Smith Barney Inc.;

            WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to amend the Indenture in certain respects; and

            WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms:
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            NOW, THEREFORE the Company and the Trustee hereby agree as follows:

                                    ARTICLE I

            The definition of "Restricted Subsidiary" in Section 101 is amended and restated as follows:

            "Restricted Subsidiary" means each of Salomon Brothers Inc, Smith Barney Inc., and any Subsidiary which owns or may hereafter own, directly or indirectly, any of the voting stock of, or succeeds to any substantial part of the business now conducted by, any of such corporations. For the purposes of this definition and the definition of "Subsidiary", "voting stock" means stock having voting power for the election of directors, whether at all times or only for so long as no senior class of stock has such voting power by reason of any contingency.

                                   ARTICLE II

            In the first paragraph of the Indenture, the words "SALOMON INC" shall be replaced with "SALOMON SMITH BARNEY HOLDINGS INC."

                                   ARTICLE III

            Except as amended as set forth above, the Indenture is in all respects ratified and confirmed and the terms, provisions and conditions thereof shall remain in full force and effect. This Supplemental Indenture shall take effect on the date hereof.

                                   ARTICLE IV

            This Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed and construed in accordance with the laws of said State without regard to the conflicts of laws rules of said State. This Supplemental Indenture is subject to the terms and conditions in the Indenture including terms and conditions limiting the liabilities of the Trustee. The Trustee has no responsibility for the correctness of the statements of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this Supplemental Indenture.

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            This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    SALOMON SMITH BARNEY HOLDINGS INC.


                                    By:_____________________________
                                       Name:
                                       Title:


Attest:_____________________________
       Name:
       Title:

                                    CITIBANK, N.A., as Trustee


                                    By:_____________________________
                                       Name:
                                       Title:


Attest:_____________________________
       Name:
       Title:
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STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

            On the ___ day of December, 1997, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ____________________ of SALOMON SMITH BARNEY HOLDINGS INC., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                        _____________________________
                                                Notary Public

SEAL


STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

            On the ___ day of December, 1997, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he is the _______________________ of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                        _____________________________
                                                Notary Public

SEAL


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